GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE
                                   (Unaudited)

                                                        Three months ended
                                                              March 31,
                                                         1996          1997
                                                      -----------   -----------

LOSS PER COMMON SHARE

Net loss                                              $  (150,863)  $(1,669,007)

Less: Cumulative undeclared dividends on
      Series 3 Convertible Preferred Stock                               52,500
                                                      -----------   -----------

Adjusted net loss                                     $  (150,863)  $(1,721,507)
                                                      ===========   ===========

SHARES:

      Weighted average number of common
          shares outstanding                            3,143,203     7,335,524
                                                      ===========   ===========

LOSS PER COMMON SHARE                                 $     (0.05)  $     (0.23)
                                                      ===========   ===========